UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

JETBLUE AIRWAYS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-49728	87-0617894
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118-29 QUEENS BOULEVARD, FOREST HILLS, NEW YORK 11375

(Address of principal executive offices) (Zip Code)

(718) 709-3026

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)

On September 12, 2007, the Board of Directors of JetBlue Airways Corporation (the “Company”) appointed Russell G. Chew, age 54, as President.  Mr. Chew joined the Company in March 2007 as Chief Operating Officer and he will continue to serve in that capacity.  Mr. Chew served as Chief Operating Officer of the Federal Aviation Administration from 2003 until February 2007.  Before joining the FAA, Mr. Chew was employed by American Airlines, Inc. from 1985 through 2003, most recently as Managing Director of Systems Operations Control.  Mr. Chew does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Chew has an interest requiring disclosure under Item 404(a) of Regulation S-K.

David Barger, the Company’s President since 1998 and Chief Executive Officer since May 2007, will continue to serve as Chief Executive Officer.

Item 9.01         Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
99.1	Press release dated September 12, 2007, of JetBlue Airways Corporation announcing appointment of Mr. Chew as President.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
JETBLUE AIR(Registrant)

Date: September 12, 2007	By:	/s/ EDWARD BARNES
Vice President-Finance (principal accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 12, 2007, of JetBlue Airways Corporation announcing appointment of Mr. Chew as President